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                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is dated as of August 22, 2000, by and between PRIME GROUP VI, L.P., an Illinois limited partnership ("Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                R E C I T A L S:

         A. Borrower desires to obtain a revolving line of credit from Lender in the maximum principal amount of $2,300,000 (the "Loan") for working capital purposes for Borrower. The Loan is to be secured by a lien on certain securities owned by Borrower and is to be guaranteed by a limited partner of Borrower.

         B. Lender is willing to furnish such revolving line of credit subject to the terms and conditions set forth herein.

         NOW, THEREFORE, it is agreed as follows:

                                    ARTICLE 1

                         DEFINITIONS AND DETERMINATIONS

         1.1 DEFINITIONS. As used in this Loan Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined):

                  ACCOUNTANTS: Ernst & Young LLP or such other independent certified public accounting firm selected by Borrower and reasonably satisfactory to Lender.

                  AVAILABLE BORROWING BASE: the lesser of (i) $2,300,000 and
         (ii) 50% of the Fair Market Value of the Collateral.

                  BORROWER'S OBLIGATIONS: (i) any and all Indebtedness due or to become due, now existing or howsoever arising of Borrower to Lender pursuant to the terms of this Loan Agreement or pursuant to any other Loan Document, and (ii) the performance of the covenants of Borrower contained in the Loan Documents.

                  BORROWER'S SECURITIES: See Section 5.6.

                  BREAK COSTS: See Section 2.10.

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                  BUSINESS: the business of directly or indirectly acquiring, developing, operating, managing and financing real estate or interests therein, or investing in, or holding securities of, entities engaged in such business.

                  BUSINESS DAY: any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois, or London, England, are closed.

                  CLOSING:  as defined in Article 9.

                  CLOSING DATE:  as defined in Article 9.

                  CODE: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                  COLLATERAL: the securities, cash and other property in which Lender is granted the Security Interests pursuant to the Pledge Agreement.

                  COMMITMENT: $2,300,000.

                  DEFAULT: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                  DEFAULT RATE: 3% plus the Floating Rate applicable from time to time to the outstanding principal balance of the Loan.

                  DEFAULT PERIOD: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

                  EVENT OF DEFAULT: any of the Events of Default set forth in
         Section 8.1.

                  EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

                  FAIR MARKET VALUE OF THE COLLATERAL: as of any date the same is to be calculated, the sum of, (i) the product of the Market Price of PGRT Shares for such date multiplied by the number of PGRT Shares for which the Prime Group Realty Partnership Units, which are pledged to the Lender as Collateral under the Pledge Agreement, may be exchanged,
         (ii) the product of the Market Price of PGRT Shares for such date multiplied by the number of PGRT Shares which are pledged to the Lender as Collateral under the Pledge Agreement, and (iii) the fair market value on such date of any other Collateral.

                  FIXED RATE: for any Interest Period, a fixed interest rate per annum, which rate shall be equal to the LIBOR Rate applicable to such Interest Period plus 2.50%.

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                  FLOATING RATE: the Prime Rate in effect from time to time. The
         Floating Rate shall change automatically and immediately as and when the Prime Rate shall change, without notice to Borrower.

                  GAAP: generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

                  GOOD FUNDS: United States Dollars available to Lender in federal funds at or before 2:00 p.m. Chicago time on a Business Day.

                  GOVERNMENTAL BODY: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                  GUARANTOR: The Prime Group.

                  GUARANTY: the Continuing Unconditional Guaranty, substantially in the form of Exhibit A, issued by Guarantor.

                  INDEBTEDNESS: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet, including, without duplication: (i) all Indebtedness for Borrowed Money, (ii) all obligations under conditional sales or other title retention agreements, (iii) all obligations secured by any Lien upon Property,
         (iv) all guaranties and other contingent obligations, including, without limitation, letters of credit, and (v) all obligations under operating leases.

                  INDEBTEDNESS FOR BORROWED MONEY: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money, including, only with respect to Borrower and without limitation, all of Borrower's Obligations, (iii) in respect of rent or hire of Property under capitalized leases or for the deferred purchase price of Property or (iv) in respect of obligations under conditional sales or other title retention agreements, and all guaranties of any and all of the foregoing.

                  INTEREST COVERAGE RATIO: for any period, the ratio of (a) dividends payable on Prime Group Realty Partnership Units and PGRT Shares to (b) Interest Expense for such period.

                  INTEREST EXPENSE: for any period, the interest expense of the Borrower for such period.

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                  INTEREST PERIOD: as defined in Section 2.7.

                  INTEREST RATE DETERMINATION DATE: the date on which Lender determines the Fixed Rate applicable to a requested LIBOR Loan or the continuation thereof, which shall be the second Business Day prior to the first day of the Interest Period applicable to such LIBOR Loan.

                  LIBOR LOAN: each portion of the Loan that is bearing interest at an applicable Fixed Rate.

                  LIBOR RATE: with respect to any LIBOR Loan for the applicable Interest Period, the per annum rate of interest equal to the quotient obtained by dividing (i) the average per annum interest rate at which deposits in United States dollars are generally offered in the London Interbank Market at 11:00 a.m. London, England time, on the Interest Rate Determination Date, for a period equal to such Interest Period and in the amount of such LIBOR Loan, by (ii) the difference between 100% and any applicable reserve requirements (rounded upward to the nearest whole multiple of 1/100th of one percent per annum) including, without limitation, any applicable maximum reserve requirements for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulations).

                  LIBOR RATE TAXES: as defined in Section 2.11.1.

                  LIEN: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capitalized lease, or other title retention agreement.

                  LOAN: the revolving loan in the maximum principal amount of $2,300,000 to be made by Lender from time to time to Borrower in accordance with the terms set forth in Article 2.

                  LOAN AGREEMENT: this Loan Agreement and any amendments or supplements hereto.

                  LOAN DOCUMENTS: (i) Loan Agreement, (ii) Note, (iii) Pledge Agreement, (iv) Guaranty, (v) appropriate Uniform Commercial Code financing statements, and (vi) such other instruments and documents as Lender may require to evidence and perfect the Security Interests granted pursuant to the Pledge Agreement.

                  MARKET PRICE: for any date shall be deemed to be (i) so long as the PGRT Shares are quoted on a national securities exchange or the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System, the reported closing sales price per share for such security on such date as reported on such national

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         securities exchange or NASDAQ, or, if there were no reported sales transactions on that date, the reported closing sales price per share for such security for the most recent Business Day (within the previous ten Business Days) on which sales transactions are reported, or (ii) if there were no reported transactions on a national securities exchange or on NASDAQ on that date or within the previous ten Business Days or if the PGRT Shares are no longer being quoted on a national securities exchange or on NASDAQ, then as to those securities, zero.

                  MATERIAL ADVERSE EFFECT: any changes or effects, as the case may be, that individually or in the aggregate are or can reasonably be expected to be materially adverse to (i) the ability of Borrower or Guarantor, or either of them, as the case may be, to fulfill any covenants or to perform any of their respective obligations under this Loan Agreement or the other Loan Documents, or (ii) the Lender's rights to foreclose on the Collateral, to convert any of the Prime Group Realty Partnership Units into any PGRT Shares, or to sell the Collateral.

                  MATURITY DATE: August 22, 2001 or (i) such earlier date on which the Commitment is reduced to zero or otherwise terminated pursuant to the terms of this Loan Agreement, or (ii) such later date through which the Loan may be extended pursuant to Section 2.4.

                  NOTE: the Revolving Note, substantially in the form of Exhibit B, executed by Borrower to evidence the maximum amount of the Loan.

                  PERSON: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

                  PGRT: Prime Group Realty Trust, a Maryland real estate investment trust.

                  PGRT REGISTRATION STATEMENT: that certain Registration Statement No. 333-64973, as amended, relating to, among other things, 11,467,853 PGRT Shares, including the PGRT Shares pledged as Collateral under the Pledge Agreement.

                  PGRT SHARES: shares of common stock, $0.01 par value per share, of PGRT.

                  PLEDGE AGREEMENT: the Pledge Agreement, in the form of Exhibit C, by and between Borrower and Lender.

                  PRIME GROUP REALTY OPERATING PARTNERSHIP: Prime Group Realty, L.P., a Delaware limited partnership.

                  PRIME GROUP REALTY PARTNERSHIP UNITS: units of partnership interest in the Prime Group Realty Operating Partnership.

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                  PRIME GROUP REALTY REGISTRATION RIGHTS AGREEMENT: means
         collectively, (i) that certain Registration Rights Agreement, dated November 17, 1997, by and among PGRT, Prime Group Realty Operating Partnership, Prime Group Limited Partnership, an Illinois limited partnership, Primestone Investment Partners, L.P., a Delaware limited partnership, and the other investors named therein, and (ii) that certain Registration Rights Agreement dated as of December 15, 1997 among PGRT, Prime Group Realty Operating Partnership and H Group LLC, a Delaware limited liability company.

                  PRIME LOAN: each portion of the Loan that is bearing interest at the Floating Rate.

                  PRIME RATE: the per annum rate of interest announced or published publicly from time to time by Lender at its principal place of business in Chicago, Illinois, as its prime or equivalent rate of interest, which rate is not necessarily the lowest rate of interest charged by Lender with respect to commercial loans.

                  PRINCIPAL BALANCE: the unpaid principal balance of the Loan outstanding from time to time.

                  PROPERTY: as to any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned by such Person.

                  PROSPECTUS:  as defined in Section 5.15.

                  REVOLVER ADVANCE: any advance of the Loan made in accordance with the terms set forth in Section 2.1.

                  SEC: the U.S. Securities and Exchange Commission.

                  SECURITY INTERESTS: the Liens in the Collateral granted to Lender pursuant to the Pledge Agreement.

         THE PRIME GROUP: The Prime Group, Inc., an Illinois corporation.

         1.2 TIME PERIODS. In this Loan Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date (i) the word "from" means "from and including", (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through", "end of" and "expiration" each mean "through and including". All references in this Loan Agreement and the other Loan Documents to "month", "quarter" or "year" shall be deemed to refer to a calendar month, quarter or year.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP.

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         1.4 REFERENCES. All references in this Loan Agreement to "Article",
"Section", "subsection", "subparagraph", "clause" or "Exhibit", unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

         1.5 LENDER'S DISCRETION. Whenever the terms "satisfactory to Lender", "determined by Lender", "acceptable to Lender", "Lender shall elect", "Lender shall request" or similar terms are used in this Loan Agreement, except as otherwise specifically provided in this Loan Agreement, such terms shall mean satisfactory to, at the election of, determined by, acceptable to or requested by, as applicable, Lender in its sole and absolute discretion.

         1.6 BORROWER'S KNOWLEDGE. Any statements, representations or warranties which are based upon the knowledge of Borrower shall be deemed to have been limited to the knowledge, made after due inquiry by Michael W. Reschke, President of PGLP, Inc., the managing general partner of Borrower, and President, Chairman and Chief Executive Officer of The Prime Group, and Mark K. Cynkar, Vice President and Treasurer of PGLP, Inc., the managing general partner of Borrower, and the Senior Vice President and Chief Financial Officer of The Prime Group, or, if such persons are not then serving Borrower in their present capacities, their successors., with respect to the matter in question.

         1.7 MARKET PRICE ADJUSTMENTS. In the event of a stock dividend, stock split or combination or other reduction in the number of issued and outstanding PGRT Shares, as to such affected securities, any applicable Market Price per share specified in this Loan Agreement shall be proportionately and appropriately adjusted to reflect such dividend, split or combination or other reduction.

                                    ARTICLE 2

                            LOAN AND TERMS OF PAYMENT

         2.1      REVOLVING LOAN.

                  2.1.1 AMOUNT. The Loan is a revolving loan which shall be made available to Borrower by Lender from time to time on and after the Closing Date in the maximum amount outstanding at any one time in the amount of the Commitment; provided, however, that the aggregate principal amount of the Loan which shall be outstanding hereunder at any time shall not exceed the Available Borrowing Base. Subject to the limitations set forth in this Article 2, from the Closing Date through the Maturity Date Borrower may reborrow all or any Revolver Advance which is repaid or prepaid.

                  2.1.2 PROCEDURE FOR BORROWING. Each Revolver Advance shall be made on any Business Day by Lender after Borrower has made an irrevocable written or telephonic request to Lender for a Revolver Advance, provided, however, if such request is received

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         by Lender after 12:00 p.m., Chicago time, on a Business Day, such request shall be deemed to have been made on the next Business Day. If such Revolver Advance is to bear interest at the Floating Rate, then such Revolver Advance shall be made on the same Business Day as the date such request is made or deemed to have been made; if such Revolver Advance is to bear interest at the Fixed Rate in accordance with the terms of Sections 2.6 and 2.7 below, then such Revolver Advance shall be made on the third Business Day following the date such request is made or deemed to have been made. The amount of such Revolver Advance shall not be less than $100,000, subject to the additional restrictions set forth in Section 2.1.1 and Section 2.6.1. Each request for a Revolver Advance shall be deemed a certification by Borrower that no Default or Event of Default exists or will be created if the requested Revolver Advance is made. Lender shall not be obligated to make any Revolver Advance if (i) a Default or Event of Default exists or will be created if the requested Revolver Advance is made, or (ii) after making such Revolver Advance, the outstanding aggregate principal amount of the Loan will exceed the Available Borrowing Base at such time.

         2.2 DISBURSEMENT OF LOAN ON CLOSING DATE. Provided (i) no Default or Event of Default shall be in existence on the Closing Date and (ii) all of the terms and conditions set forth in Article IV below shall have been satisfied, on the Closing Date and subject to the provisions of Section 2.1.1 above, Lender shall advance to Borrower such amount of the Loan as Borrower shall request.

         2.3 INTEREST. Borrower's Obligations shall bear interest computed and payable as follows:

                  2.3.1 INTEREST RATE. The principal balance of the Loan outstanding from time to time shall bear interest at a per annum rate equal to the Floating Rate in effect from time to time, subject to the LIBOR option in Section 2.6.

                  2.3.2 INTEREST PAYMENTS. Accrued and unpaid interest on the Principal Balance of the Loan shall be due and payable monthly in arrears on the first Business Day of each month, commencing October 1, 2000.

                  2.3.3 INTEREST COMPUTATION. Interest shall be: (a) computed on the basis of a year consisting of 360 days and (b) payable for the actual number of days during the period for which interest is being charged.

                  2.3.4 MAXIMUM INTEREST. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that the interest laws of the State of Illinois shall govern the relationship between them, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay to Lender only such

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         interest as then shall be permitted by the laws of the state found to govern the contract relationship between Lender and Borrower. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied as a repayment of the Principal Balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

         2.4 PRINCIPAL PAYMENTS; MATURITY. The outstanding Principal Balance of the Loan shall be paid in full not later than the Maturity Date; PROVIDED, HOWEVER, that upon Borrower's request, Lender may agree, in Lender's discretion, to extend the Maturity Date for an additional 12-month period. Borrower shall request any such extension in writing no later than ten (10) days prior to the Maturity Date.

         2.5      PREPAYMENT.

                  2.5.1 VOLUNTARY PREPAYMENT. All or a portion of the Principal Balance of the Loan may be prepaid at any time without premium or penalty, PROVIDED that Borrower shall also pay, with such prepayment, all Break Costs incurred by Lender, if any. All prepayments of the Loan pursuant to this subsection 2.5.1 shall be accompanied by the payment of any accrued and unpaid interest on the portion of the Principal Balance being prepaid to the date on which Lender is in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of the Loan Documents.

                  2.5.2 MANDATORY PREPAYMENT. If, as of 3:30 p.m., Chicago time, on any Business Day, the outstanding Principal Balance of the Loan exceeds the amount of the Available Borrowing Base on such Business Day then, not later than 3:00 p.m., Chicago time, on the next Business Day, Borrower shall either (i) repay the amount of such excess without notice or demand or (ii) pledge to the Lender collateral, cash or cash equivalents (acceptable to the Lender) in such amount sufficient to eliminate such excess. Any payment made pursuant to this subsection
         2.5.2 shall be accompanied by accrued interest on the amount paid through the date on which Lender is in receipt of Good Funds and in the case of LIBOR Loans, all Break Costs. Such payment shall first be applied to the Floating Loans and then to the LIBOR Loans.

         2.6      LIBOR OPTION.

                  2.6.1 OPTION. Subject to the provisions of Sections 2.7 and 2.8, Borrower shall have the option (i) to request that a Revolver Advance be made at the Fixed Rate rather than the Floating Rate, (ii) to convert at any time the interest rate charged on all or any part of the Principal Balance of the Loan from the Floating Rate to a Fixed Rate; or (iii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of the same as a LIBOR Loan, and the succeeding Interest Period of such continued LIBOR Loan shall commence on the expiration date of the Interest Period applicable thereto; provided, that no portion of the outstanding Loan may be continued as,

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         or be converted into, a LIBOR Loan when any Event of Default or Default has occurred and is continuing. Any Revolver Advance to be made at a Fixed Rate and any partial conversion of the Loan to a Fixed Rate or continuation of the Loan at a Fixed Rate under this Section shall be in a minimum amount of $100,000, and in integral multiples of $50,000 in excess of that amount.

                  2.6.2 NOTICE PROCEDURE. If Borrower requests a Revolver Advance at the Fixed Rate or if Borrower desires to convert all or a portion of the Loan to a LIBOR Loan or to continue all or any portion of a LIBOR Loan as a LIBOR Loan, Borrower shall notify Lender no later than 12:00 p.m. (Chicago time) on the third Business Day prior to the aforementioned request or the proposed conversion or continuation date. Each notice shall specify (i) the proposed Revolver Advance disbursement date or the conversion or continuation date (which shall be a Business Day), as applicable, (ii) the principal amount of the applicable Revolver Advance or the principal amount of the Loan to be converted to or continued as a LIBOR Loan, as applicable, and (iii) the requested Interest Period. In lieu of delivering the above-described notice, Borrower may give Lender telephonic notice of any proposed LIBOR Loan or the conversion or continuation of a LIBOR Loan by the time required under this Section; PROVIDED, that such notice is confirmed in writing by delivery or fax to Lender of such notice in no event later than 4:00 p.m. (Chicago time) on the date of such telephonic notice.

                  2.6.3 NOTICE IRREVOCABLE. Notice of any proposed LIBOR Loan or of conversion to a LIBOR Loan or continuation of a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable and Borrower shall be bound in accordance with the terms of such notice.

                  2.6.4 FAILURE TO PROVIDE NOTICE OF CONTINUATION. If notice of the continuation of a LIBOR Loan is not delivered by Borrower in a timely manner, the amount of such LIBOR Loan shall bear interest at the Floating Rate as of the termination date of the applicable Interest Period and shall no longer bear interest at the Fixed Rate unless it is thereafter converted to a new LIBOR Loan in the manner described above.

         2.7 INTEREST PERIODS. By giving notice as required hereunder, Borrower shall have the option, subject to the other provisions of this Section, to specify a one-, two-, three-, four-, five- or six-month interest period (each an "Interest Period") during which all or a portion of the Loan shall bear (or, if already a LIBOR Loan, continue to bear) interest at the LIBOR Rate. The determination of Interest Periods shall be subject to the following provisions:

                  (a) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

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                  (b) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day (unless the next succeeding Business Day is in the next calendar month, in which event the Interest Period shall expire on the immediately preceding Business Day);

                  (c) Borrower may not select an Interest Period which terminates later than the Maturity Date;

                  (d) There shall be no more than four (4) Interest Periods with respect to the Loan in effect at any one time.

         2.8      SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  2.8.1 DETERMINATION OF INTEREST RATE. On the Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the Fixed Rate that shall apply to the subject LIBOR Loan and shall promptly give notice thereof to Borrower. If on any Interest Rate Determination Date Lender is unable to obtain the applicable LIBOR Rate quotations, Lender shall give Borrower prompt notice thereof and such requested LIBOR Loan shall automatically become a Prime Loan and shall bear interest at the Floating Rate.

                  2.8.2 INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. If, with respect to any Interest Period, (i) any change occurs in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, legislation or order) affecting the interbank Eurodollar market for such Interest Period, or (ii) other circumstances affecting the interbank Eurodollar market for such Interest Period results in the then applicable Fixed Rates not adequately reflecting the cost to Lender of making or funding the LIBOR Loans, Lender shall give notice thereof to Borrower, whereupon until Lender has determined that the circumstances giving rise to such inadequacy no longer exist,
         (A) the right of Borrower to elect to have any portion of the Loan bear interest based upon the Fixed Rate shall be suspended for such Interest Period, and (B) each outstanding LIBOR Loan shall bear interest at the Floating Rate commencing on the last day of the then current Interest Period therefor, notwithstanding any prior election by Borrower to the contrary.

         2.9 ILLEGALITY. In the event that on any date Lender shall have reasonably determined that the making or continuation of any LIBOR Loan has become unlawful by compliance by Lender in good faith with any law, governmental rule, regulation or order of any Governmental Body, then Lender shall promptly give notice to Borrower of that determination. Upon the giving of such notice, Borrower's right to request of Lender and Lender's obligation to make LIBOR Loans shall be immediately suspended to the extent specified in such notice, and if any LIBOR Loans are then outstanding, each such LIBOR Loan shall immediately become a Prime Loan and shall commence bearing interest at the Floating Rate. If Lender determines at any time

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following its giving of the aforementioned notice that Lender may lawfully make
LIBOR Loans of the type(s) referred to in such notice, Lender shall promptly give notice to Borrower of such determination, whereupon Borrower's right to request of Lender and Lender's obligation to make LIBOR Loans of such type shall be restored.

         2.10 COMPENSATION. Borrower shall indemnify Lender, within five (5) Business Days following Borrower's receipt of the written statement described below, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Lender's LIBOR Loans to Borrower) which Lender may sustain (i) if such LIBOR Loans are not made when requested due to Borrower's actions or inactions, (ii) if any prepayment of any LIBOR Loan occurs for any reason on a date which is not the last day of the applicable Interest Period, or (iii) as a consequence of any required conversion of the interest rate applicable to a LIBOR Loan to a Floating Rate, (such losses, expenses and liabilities being collectively referred to as "Break Costs"). Lender shall promptly deliver to Borrower a written statement as to such Break Costs, which statement shall be rebuttably presumed correct. The maximum amount of any indemnification under this Section 2.10 shall not exceed the interest which would have been payable for the balance of the applicable Interest Period for the aforesaid LIBOR Loans.

         2.11     LIBOR RATE TAXES.  Borrower agrees that:

                  2.11.1 ADDITIONAL PAYMENTS. Borrower shall pay, prior to the date on which penalties attach thereto, all present and future stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loan solely as a result of the interest rate being determined by reference to the LIBOR Rate or any payments of principal, interest or other amounts made on or in respect of a Loan made to Borrower when the interest rate is determined by reference to the LIBOR Rate (all such taxes, levies, costs and charges being herein collectively called "LIBOR Rate Taxes"); PROVIDED HOWEVER, that LIBOR Rate Taxes shall not include income or franchise taxes imposed by any jurisdiction (except that Borrower shall be liable for the payment of the amount of any additional net income or franchise taxes attributable to payments made by Borrower pursuant to this Section).

                  2.11.2 INDEMNITY. Borrower shall indemnify Lender against, and reimburse Lender within five (5) Business Days after Lender's written demand for, any LIBOR Rate Taxes paid by Lender. Lender shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this Section as a result of the Loan.

         2.12 DEFAULT RATE. During a Default Period, the Principal Balance shall bear interest at the Default Rate.

         2.13 METHOD OF PAYMENT; GOOD FUNDS. All payments to be made by Borrower pursuant to the Loan Documents shall be delivered to Lender at 135 South LaSalle Street, Chicago, Illinois 60603, or to such other address as Lender shall notify Borrower. Payment shall not be deemed to have been received by Lender until Lender is in receipt of Good Funds.

         2.14 DEPOSIT TO BORROWER'S ACCOUNT. Lender may, at its option, deposit the proceeds of the Loan into a working capital account maintained by Borrower with Lender and shall have the right to debit such account (or any other account or deposit maintained or made by Borrower with Lender) from time to time for any of Borrower's Obligations that are due and payable.


                                    ARTICLE 3

                                NOTE AND SECURITY

         3.1 NOTE. The Loan shall be evidenced by the Note.

         3.2 SECURITY. All Borrower's Obligations shall be secured by the Pledge Agreement.


                                    ARTICLE 4

                              CONDITIONS OF FUNDING

         Lender's obligation to make any Revolver Advance shall be subject to the satisfaction of all of the following conditions in a manner, form and substance reasonably satisfactory to Lender:

         4.1 INITIAL ADVANCE. The obligation of the Lender to make the initial Revolver Advance is, in addition to the conditions precedent specified in
Section 4.2, subject to the following being delivered to Lender, each duly authorized and executed:

                  (a) the Loan Documents;

                  (b) a certificate of the general partner of Borrower, certifying on the Closing Date:

                           (i) the certificate of limited partnership of
                  Borrower, certified by the Secretary of State of the state of organization of Borrower, as of a date within the month in which the Closing Date occurs; and

                           (ii) the agreement of limited partnership of
                  Borrower;

                  (c) a certificate of the managing general partner of Prime Group Realty Operating Partnership, certifying on the Closing Date:

                           (i) the certificate of limited partnership of such
                  partnership, certified by the Secretary of State of the state of organization of such partnership, as of a date within the month in which the Closing Date occurs; and

                           (ii) the agreement of limited partnership of such
                  partnership;

                  (d) a certificate of the Secretary or Assistant Secretary of PGLP, Inc. and The Prime Group, certifying on the Closing Date:

                           (i) the certificate or articles of incorporation, and
                  all amendments thereto, of such Person, certified by the Secretary of State of the state of organization of such Person, as of a date within the month in which the Closing Date occurs;

                           (ii) the by-laws, and all amendments thereto, of such
                  Person;

                           (iii) Copies of the resolutions of such Person
                  approving and authorizing the execution, delivery and performance by such Person (as to PGLP, Inc., in its own capacity and in its capacity as managing general partner of Borrower) of the Loan Documents to be executed or delivered by it (or, as to PGLP, Inc., by Borrower) hereunder; and

                           (iv) the names and true signatures of the officers of
                  such Person authorized to execute, deliver and perform, as applicable, the Loan Documents to be executed or delivered by it hereunder;

                  (e) a certificate of existence, as of a date within the month in which the Closing Date occurs, from the Secretary of State of the state of organization for (i) Borrower, and (ii) Prime Group Realty Operating Partnership;

                  (f) a good standing certificate, as of a date within the month in which the Closing Date occurs, from the Secretary of State of the state of incorporation for The Prime Group, PGLP, Inc. and PGRT;

                  (g) opinions of counsel for Borrower and Guarantor, in form and substance satisfactory to Lender;

                  (h) a borrowing base certificate (as described in Section 6.3.4);

                  (i) all filings of Uniform Commercial Code Financing Statements and all other recordings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected liens and security interests in the Collateral shall have been filed or taken and confirmation thereof received;

                  (j) all necessary consents under (i) the agreement of limited partnership for the Prime Group Realty Operating Partnership (the "Partnership Agreement"), and (ii) the Prime Group Realty Registration Rights Agreement approving (1) the transactions contemplated by the Loan Documents, including, but not limited to, the pledge of the Prime Group Realty Partnership Units (owned by the Borrower) under the Pledge Agreement; (2) the exercise of Lender's rights hereunder and under the Pledge Agreement upon the occurrence of any Event of Default; (3) the exchange of the Prime Group Realty Partnership Units (owned by the Borrower) for PGRT Shares; and (4) the registration of such PGRT Shares with the SEC as provided under the Prime Group Realty Registration Rights Agreement;

                  (k) a copy of the Prospectus;

                  (l) payment of all amounts for fees and expenses owning to Lender under this Loan Agreement; and

                  (m) such other instruments, documents, certificates, consents, waivers and opinions necessary to consummate the transactions contemplated in this Loan Agreement and in the other Loan Documents, or as Lender may reasonably request.

         4.2 ALL REVOLVER ADVANCES. The obligation of Lender to make any Revolver Advance is subject to the following further conditions precedent that:

                  4.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower and Guarantor, as the case may be, set forth in this Loan Agreement and the other Loan Documents shall be true and correct in all material respects as of the date such Revolver Advance is made, except for any representation or warranty limited by its terms to a specific date and taking into account any disclosures made in writing pursuant to the terms of this Loan Agreement.

                  4.2.2 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with prior to such Revolver Advance and no Event of Default of Default then exists.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender as follows:

         5.1 BORROWER. Borrower is a limited partnership duly formed and validly existing under the laws of the State of Illinois. The Borrower is duly qualified in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect on Borrower. The Borrower has full power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The agreement of limited partnership of Borrower, as amended, a copy of which has been furnished to Lender, is true, correct and complete.

         5.2 PARTNERS OF BORROWER. The managing general partner of Borrower is PGLP, Inc. and the limited partners of Borrower are Prime Group II, L.P., an Illinois limited partnership, Prime Group Limited Partnership, an Illinois limited partnership, The Prime Group, and Prime International, Inc., an Illinois corporation. PGLP, Inc. is a duly formed corporation, validly existing and in good standing in the State of Illinois and qualified to do business in each jurisdiction in which failure to do so would have a Material Adverse Effect on PGLP, Inc.

         5.3 AUTHORITY. No consent or approval of, or other action by, any partner, Governmental Body or any other Person, which has not already been obtained, is required to be obtained by Borrower to authorize, or is required to be obtained by Borrower in connection with the execution, delivery and performance of, the Loan Documents, or is required as a condition to the validity or, subject to the terms of the Partnership Agreement, enforceability of the Security Interests or any of the Loan Documents.

         5.4 NECESSARY ASSETS. Borrower owns all of the assets necessary to operate and maintain the operations of the Business.

         5.5 BINDING AGREEMENTS. This Loan Agreement and the other Loan Documents, when executed and delivered, will constitute the valid and legally binding obligations of Borrower, and will be enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

         5.6 BORROWER'S SECURITIES. As of the Closing Date, Borrower owns 47,525 Prime Group Realty Partnership Units and 256,572 PGRT Shares (collectively, the "Borrower's Securities").

         5.7 TITLE TO PROPERTY; LIENS. Borrower has good and marketable title to all of the Collateral free and clear of all Liens, except for Liens created or contemplated by the Loan

Documents. The applicable Loan Documents create a valid and perfected Lien in the Collateral described therein.

         5.8 FINANCIAL STATEMENTS. The financial statements previously delivered to Lender present fairly the financial condition and the results of the operations of Borrower and Guarantor as of the dates and for the periods indicated therein.

         5.9 LITIGATION. To the knowledge of Borrower, there are no actions, suits, arbitration proceedings or claims pending or threatened at law or in equity or before any Governmental Body which, if adversely determined, could have a Material Adverse Effect on Borrower or Guarantor. As of the Closing Date, to the knowledge of Borrower, there are no proceedings pending or threatened which call into question the validity or enforceability of any of this Loan Agreement or the other Loan Documents or any of the transactions contemplated hereby or thereby.

         5.10 CONFLICTING AGREEMENTS. Borrower is not in default under any agreement to which it is a party or by which Borrower or any of its Property is bound, the effect of which default has resulted in the termination of such agreement and such termination will have a Material Adverse Effect on Borrower. No authorization or approval or other action by, and no notice to or filing with, any Governmental Body which has not been obtained, given or made by Borrower is required for the due execution, delivery and performance by Borrower of any of the Loan Documents. No provision of any mortgage, indenture, contract or agreement to which Borrower is a party conflicts with, or requires any consent which has not already been obtained or is anticipated to be obtained as described above, or in any way would prevent the execution, delivery or performance of the terms of, any of the Loan Documents. Neither the execution, delivery, or carrying out of the terms of the Loan Documents will constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement. Neither the execution and deliver by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, except where such violation could not reasonably be expected to have a Material Adverse Effect.

         5.11 COMPLIANCE WITH APPLICABLE LAWS. Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with all applicable statutes and regulations of all Governmental Bodies, a violation of which would have a Material Adverse Effect on Borrower.

         5.12  APPLICATION OF CERTAIN LAWS AND REGULATIONS.

                  5.12.1 INVESTMENT COMPANY ACT. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.12.2 HOLDING COMPANY ACT. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         5.13 MARGIN REGULATIONS. None of the transactions contemplated by this Loan Agreement or any of the other Loan Documents, including the use of proceeds of the Loan, will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X.

         5.14 NO MISREPRESENTATION. To Borrower's knowledge, no representation or warranty contained herein and no certificate, information or report furnished or to be furnished by Borrower in connection with any of the Loan Documents or any of the transactions contemplated hereby or thereby contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. To Borrower's knowledge, there is no fact which has not expressly been disclosed to Lender in writing, or so far as Borrower reasonably can foresee, that will have a Material Adverse Effect on Borrower or Guarantor.

         5.15 REGISTRATION EFFECTIVE. The PGRT Registration Statement, with respect to the PGRT Shares now owned by the Borrower and pledged as Collateral under the Pledge Agreement, and the PGRT Shares issuable upon exchange of the Prime Group Realty Partnership Units now owned by the Borrower, has been declared effective under the Securities Act of 1933, as amended, a prospectus has been filed under Rule 424(b)(3) promulgated under said Act, naming the Borrower and its pledgees as "Selling Shareholders" (the "Prospectus"), and to Borrower's knowledge, no "stop order" suspending the effectiveness of the PGRT Registration Statement or preventing or suspending the use of the Prospectus has been issued, nor has any proceeding for the issuance of such an order been initiated or threatened.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full, Borrower agrees as follows:

       6.1 LEGAL EXISTENCE; GOOD STANDING. Borrower shall maintain its existence in its jurisdiction of organization and maintain its qualification in any jurisdiction in which failure to be so qualified would have a Material Adverse Effect. The Guarantor shall maintain its existence and remain in good standing in its jurisdiction of incorporation and in any jurisdiction in which failure to be so qualified would have a Material Adverse Effect.

         6.2 INSPECTION. Borrower will permit representatives of Lender to visit its offices to examine its books and records and Accountants' reports relating thereto, and to make copies or extracts therefrom, and to discuss its business and affairs with its employees, all at reasonable times, upon reasonable prior notice, and, at all reasonable times and upon reasonable prior notice, to examine and inspect its Property and to meet and discuss the business and its affairs with the Accountants.

         6.3 FINANCIAL STATEMENTS AND OTHER INFORMATION OF BORROWER. Borrower will maintain a system of accounting in accordance with GAAP and furnish to
Lender:

                  6.3.1 ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year, a copy of (a) the balance sheet of Borrower as of the end of such year, and (b) the statements of income and cash flow of Borrower for such year, setting forth in each case (beginning with the 2000 financial statements) in comparative form the corresponding figures for the preceding year, all in reasonable detail, and in each case audited by the Accountants. Such annual statements shall be accompanied by a report of the Accountants which states that in making the audit of the financial statements of Borrower, nothing of a financial or accounting nature came to the attention of the Accountants that caused them to believe that Borrower was not in compliance with the terms, covenants, provisions, or conditions of any of the Loan Documents or that there shall have occurred a condition or event that constitutes an Event of Default (or, if applicable, specifying in such certificate the nature and status of any instances of non-compliance or Events of Default), and which is otherwise in a form reasonably satisfactory to Lender.

                  6.3.2 NOTICE OF DEFAULTS; LOSS. Immediate written notice if:
         (i) any Indebtedness aggregating in excess of $100,000, with respect to the Borrower, or $1,000,000 with respect to the Guarantor, is declared or shall become due and payable prior to its declared or stated maturity (other than regularly scheduled payments), or called and not paid when due, (ii) the holder of any note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness aggregating in excess of $100,000, with respect to the Borrower, or $1,000,000 with respect to the Guarantor, has the right to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing a Default or Event of Default, accompanied by a certified statement of an authorized officer of PGLP, Inc., as managing general partner of Borrower, or an authorized officer of Guarantor setting forth what action Borrower or Guarantor, as the case may be, proposes to take in respect thereof, or (iv) any event shall occur causing loss or depreciation in the value of assets having a Material Adverse Effect upon the business or operations of Borrower or Guarantor, including the amount or the estimated amount of any such loss or depreciation or adverse effect.

                  6.3.3 NOTICE OF SUITS, ADVERSE EVENTS. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower or Guarantor a party to any proceeding involving in excess of $1,000,000 and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any material license, permit, franchise, agreement or other authorization issued to Borrower or Guarantor by any Governmental Body or any other Person, (iii) any refusal by any Governmental Body or any other Person to renew or extend to Borrower or Guarantor any such material license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrower or Guarantor and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) or
         (iii) above or in this clause (iv) may have a material adverse effect on the financial condition, operations, business, prospects or Property of Borrower or Guarantor.

                  6.3.4 COVENANT COMPLIANCE CERTIFICATE; BORROWING BASE CERTIFICATE. On or before the 20th day after the end of each calendar quarter, a compliance certificate in a form reasonably satisfactory to Lender stating whether Borrower is in compliance with the terms, covenants, provisions and conditions of the Loan Documents and specifying any condition or event that constitutes an Event of Default set forth in Article 8 hereof, together with any supporting documentation reasonably requested by Lender. On the date of each requested Revolver Advance, and on or before the 5th day after the end of each month, a borrowing base certificate in a form reasonably satisfactory to Lender setting forth the calculation of the Available Borrowing Base as of the close of business of the Business Day immediately preceding the date of such Revolver Advance or as of the end of the preceding month, as applicable.

                  6.3.5 OTHER INFORMATION. Such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lender reasonably may request from time to time.

         6.4      INTENTIONALLY OMITTED.

         6.5 REPORTS TO GOVERNMENTAL BODIES AND OTHER PERSONS. Borrower will file, all on a timely basis, all reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of Borrower, including, but not limited to, such of the Loan Documents as may be required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person, unless the failure to file would not reasonably be expected to have a Material Adverse Effect.

         6.6 GENERAL PARTNER. PGLP, Inc. or a "Prime Group Entity" at all times shall remain the general partner of Borrower. As used herein, a "Prime Group Entity" shall mean (i) PGLP, Inc., (ii) The Prime Group, (iii) any person in which The Prime Group or PGLP, Inc. has a beneficial ownership of 51% or more of the voting interests in such person, (iv) any entity controlling, controlled by or under common control with, The Prime Group or PGLP, Inc., or (v) any entity in which The Prime Group or PGLP, Inc., or officers, directors and employees of The Prime Group or PGLP, Inc. own, directly or indirectly, a controlling interest.

         6.7 FINANCIAL STATEMENTS OF GUARANTOR. Borrower will cause Guarantor to furnish to Lender as soon as available and in any event within 180 days after the close of each fiscal year, a copy of Guarantor's (a) balance sheet as of the end of such year, and (b) statements of income and cash flow for such year, setting forth in each case (beginning with the 2000 financial statements) in comparative form the corresponding figures for the preceding year, all in reasonable detail, and in each case audited by the Accountants.

         6.8 MINIMUM INTEREST COVERAGE RATIO. Borrower shall maintain an Interest Coverage Ratio of at least 1.75 to 1.00 at all times.


                                    ARTICLE 7

                               NEGATIVE COVENANTS

         Borrower shall not:

         7.1 Engage in any business other than the Business or otherwise materially change the nature of the Business of Borrower as it exists on the Closing Date.

         7.2 Amend, modify or waive any term or provision of Borrower's certificate of limited partnership or agreement of limited partnership in a manner that would have a Material Adverse Effect.

         7.3 Sell, lease, assign, transfer, pledge, hypothecate or otherwise dispose of or grant any security interest in any of Borrower's Securities pledged as Collateral, except as permitted by Section 5.7.

         7.4 Consent to any alteration or modification of any provision affecting the Prime Group Realty Partnership Units, which alteration or modification would have a Material Adverse Effect.

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

         8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under the Loan Documents:

                  8.1.1 DEFAULT IN PAYMENT. If Borrower shall fail to pay all or any portion of Borrower's Obligations on or before the fifth Business Day following the date on which the same become due and payable.

                  8.1.2  BREACH OF COVENANTS AND CERTAIN OTHER PROVISIONS.

                  (a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Article VI (except for Sections 6.1 and 6.5) or in Article VII.

                  (b) If Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above) made by Borrower in any of the Loan Documents, and such failure shall continue for a period of 30 days after the earlier of (i) the written notice of such failure is given to Borrower by Lender or (ii) the date Borrower shall have actual knowledge of such failure; PROVIDED, HOWEVER, that if such default is of a nature that it cannot be cured within thirty (30) days and Borrower commences and diligently proceeds to cure such default, such cure period shall be extended for such period of time as required to cure such default but in no event more than thirty (30) additional days.

                  (c) Any alterations, modifications or amendments are made to the certificate or articles of incorporation of PGRT or to any other agreement that would adversely alter in any material manner the rights afforded to holders of Collateral consisting of Prime Group Realty Partnership Units in the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P., as further amended, to convert such Prime Group Realty Partnership Units into PGRT Shares.

                  8.1.3 BREACH OF WARRANTY. Any representation or warranty made by Borrower or Guarantor in or pursuant to any of the Loan Documents to which Borrower or Guarantor is a party or in any instrument or document furnished in compliance with the Loan Documents shall prove to be false or misleading in any material respect as of the date on which made.

                  8.1.4 ACCELERATION OF ANY INDEBTEDNESS. If Borrower or Guarantor at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money in excess of

         $100,000, with respect to Borrower (other than Borrower's Obligations), or $1,000,000, with respect to Guarantor, and in each case such default has resulted in an acceleration of the maturity of such Indebtedness for Borrowed Money which is not paid promptly upon acceleration.

                  8.1.5  BANKRUPTCY.

                  (a) If Borrower or Guarantor or, to the extent, and for so long as, the shares or limited partnership units of such Person (or, in the case of PGRT, shares of limited partnership units that are exchangeable into shares of such Person) have been pledged to Lender as security for the Loan, the Prime Group Realty Operating Partnership or PGRT shall (i) generally not be paying, or admit in writing its inability to pay, its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against any of such entities, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors,
         (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for, or for any substantial part of the Property owned by any of such entities, (v) be adjudicated insolvent, or (vi) take a corporate action to authorize any of the foregoing.

                  (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or Guarantor or, to the extent, and for so long as, the shares or limited partnership units of such Person (or, in the case of PGRT, shares of limited partnership units that are exchangeable into shares of such Person) have been pledged to Lender as security for the Loan, the Prime Group Realty Operating Partnership or PGRT, a custodian, receiver, trustee or other officer with similar powers with respect to any of such Persons, or with respect to any substantial part of the Property belonging to Borrower or such Person, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any of such entities, or if any petition for any such relief shall be filed against any of such entities and such order or petition shall not be dismissed within 90 days.

                  8.1.6 JUDGMENTS. If there shall exist final judgments against Borrower or Guarantor which shall have been outstanding for any period of 30 days or more from the date of the entry thereof and shall not have been discharged in full or stayed pending appeal and if the aggregate amount thereof exceeds $100,000, with respect to Borrower, or $1,000,000, with respect to Guarantor.

                  8.1.7 NON-PERFORMANCE OF GUARANTY, ETC. Guarantor shall fail (subject to any applicable notice, cure or grace period) to comply with or to perform in any material respect any covenant set forth in the Guaranty, Guarantor (or any Person by, through or on behalf of Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty, or the Guaranty shall cease to be in full force and effect.

                  8.1.8 INVALIDITY OF PLEDGE AGREEMENT, ETC. The Pledge Agreement shall cease to be in full force and effect, any party thereto (other than Lender) shall fail (subject to any applicable notice, cure or grace period) to comply with or to perform in any material respect any applicable provision of the Pledge Agreement promptly upon request of the Lender (or, if such noncompliance or nonperformance would result in the non-perfection of a material portion of the Collateral granted to the Lender under the Pledge Agreement, at any time regardless of whether the Lender has made any such request), or any Person (other than the Lender) party to the Pledge Agreement (or any Person by, through or on behalf of such Person party thereto) shall contest in any manner the validity, binding nature of enforceability of the Pledge Agreement, as applicable.

                  8.1.9 AMENDMENT OF PGRT REGISTRATION STATEMENT OR PROSPECTUS. The PGRT Registration Statement or the Prospectus is amended or supplemented in any manner that would result in a Material Adverse Effect.

                  8.1.10 CURRENT PROSPECTUS. The Borrower is notified by PGRT that the Prospectus no longer meets the requirements of Section 12(2) or 17 of the Securities Act of 1933, as amended, and PGRT does not file an amendment or supplement to the Prospectus to cause the Prospectus to meet such requirements within thirty (30) days after the date PGRT receives notice of the failure of the Prospectus to meet such requirements.

         8.2  ACCELERATION OF BORROWER'S OBLIGATIONS.  Upon the occurrence of:

                  (a) any Event of Default described in clauses (ii), (iii),
         (iv) and (v) of subsection 8.1.5(a) or described in Section 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due and payable and Borrower's right to request additional Revolver Advances shall immediately terminate, or

                  (b) any other Event of Default, Lender, at any time, (unless such Event of Default shall have been cured by Borrower or waived by Lender) at its option, may declare all of Borrower's Obligations due and payable, whereupon Borrower's Obligations immediately shall mature and become due and payable and Borrower's right to request additional Revolver Advances shall immediately terminate, all without presentment, demand, protest, or notice, all of which hereby are waived.

         8.3 REMEDIES ON DEFAULT. If any of Borrower's Obligations have been accelerated pursuant to Section 8.2, Lender, at its option, may:

                  8.3.1 ENFORCEMENT OF SECURITY INTERESTS. Enforce its rights and remedies under the Loan Documents in accordance with their respective terms.

                  8.3.2 OTHER REMEDIES. Enforce any of the rights or remedies granted to Lender under any other Loan Document and any other rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

         8.4 APPLICATION OF FUNDS. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Documents, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied by Lender in the following order of priority:

                  8.4.1 EXPENSES. First, to the payment of (i) all fees and expenses, including, without limitation, reasonable attorney's fees, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by the Lender in exercising any rights accorded to the Lender pursuant to the Loan Documents or by applicable law and (ii) all Liens superior to the Liens of Lender, except such superior Liens subject to which any sale of the Collateral may have been made;

                  8.4.2 BORROWER'S OBLIGATIONS. Next to the payment of Borrower's Obligations in such order as Lender may determine; and

                  8.4.3 SURPLUS. Any surplus, to the Person or Persons entitled thereto.

                                    ARTICLE 9

                                     CLOSING

         The closing of the Loan (the "Closing") shall be on the date hereof (the "Closing Date"), and the Closing shall take place on such date provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied. The Closing shall occur at such place as the parties hereto shall agree.


                                   ARTICLE 10

                             EXPENSES AND INDEMNITY

         10.1 CLOSING FEE. The Borrower shall pay to Lender on the Closing Date hereof the sum of $23,000, which may be paid out of Borrower's initial borrowing under the Loan.

         10.2 ATTORNEY'S FEES AND OTHER FEES AND EXPENSES. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Lender on demand all fees paid or expenses incurred by Lender in connection with the transactions contemplated hereby and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Documents, including, without limitation:

                  10.2.1 FEES AND EXPENSES FOR PREPARATION OF LOAN DOCUMENTS. All reasonable fees, expenses and disbursements (including without limitation, charges for required lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) of counsel retained by Lender in connection with the preparation and negotiation of any of the Loan Documents or any amendments, modifications or waivers hereto or thereto (whether or not the same become effective).

                  10.2.2 FEES AND EXPENSES IN ENFORCEMENT OF RIGHTS OR DEFENSE OF LOAN DOCUMENTS. Any reasonable attorneys' fees and expenses or other costs or expenses incurred by Lender in connection with the enforcement or collection against Borrower or Guarantor of any provision of any of the Loan Documents, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower, of any provision of any of the Loan Documents in any state or federal bankruptcy or reorganization proceeding.

         10.3 INDEMNITY. Borrower hereby agrees to indemnify and save Lender harmless from the following:

                  10.3.1 BROKERAGE FEES. The fees, if any, of brokers and finders incurred by Borrower.

                  10.3.2 OPERATION OF COLLATERAL; JOINT VENTURERS. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and Borrower as having the relationship of joint venturers or partners or the determination that Lender or Borrower has acted as agent for the other.

         10.4 EXTENSION FEE. If Borrower shall request, and Lender shall agree, to extend the Maturity Date of the Loan for an additional 12-month period, then Borrower shall pay Lender an extension fee of $8,050. Borrower shall pay the extension fee within five (5) Business Days of the date of Borrower's written request pursuant to Section 2.4.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 NOTICES. Any notices, communications and waivers under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) by overnight express carrier, or (iv) by facsimile transmission, addressed in each case as follows:

         To Lender:       LaSalle Bank National Association
                          135 South LaSalle Street
                          Chicago, Illinois 60603
                          Attn: Jay Palmer
                          Facsimile No.: (312)904-7211

         With copy to:    Schwartz, Cooper, Greenberger & Krauss
                          180 North LaSalle Street, Suite 2700
                          Chicago, Illinois 60601
                          Attn: Robert A. Smoller, Esq.
                          Facsimile No.: (312) 782-8416

         To Borrower:     Prime Group VI, L.P.
                          c/o The Prime Group, Inc.
                          77 West Wacker Drive
                          Suite 4200
                          Chicago, Illinois 60601
                          Attn: Michael W. Reschke
                          Facsimile No.: (312)917-1511

         With copies to:  Winston & Strawn
                          35 West Wacker Drive
                          Chicago, Illinois 60601
                          Attn: Wayne D. Boberg, Esq.
                          Facsimile No.: (312)558-5700

         And to:          The Prime Group, Inc.
                          77 West Wacker Drive
                          Suite 4200
                          Chicago, Illinois 60601
                          Attn: Robert J. Rudnik, Esq.
                          Facsimile No.: (312)917-8442
or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received, or (iv) if sent by facsimile transmission, when transmitted to the facsimile number specified in this Section, provided confirmation of receipt is received by 5:00 PM Chicago time, otherwise on the next Business Day after confirmation of receipt is received.

         11.2 SURVIVAL OF LOAN AGREEMENT. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note and of all other Loan Documents and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid.

         11.3 FURTHER ASSURANCE. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may require to carry out the purposes of the Loan Documents and to protect Lender's rights thereunder.

         11.4 TAXES AND FEES. Should any tax (other than taxes based upon the net income of Lender), recording or filing fees become payable in respect of any of the Loan Documents, or any amendment, modification or supplement thereto, Borrower agrees to pay the same to Lender promptly after demand, but in no event after 15 Business Days from the date of demand, together with any interest or penalties thereon and agrees to hold Lender harmless with respect thereto.

         11.5 SEVERABILITY. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, this Loan Agreement shall be construed as not containing such provision, and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

         11.6 WAIVER. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         11.7 MODIFICATION OF LOAN DOCUMENTS. No modification or waiver of any provision of any of the Loan Documents shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.8 CAPTIONS. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         11.9 SALE OF INTEREST. Borrower may not sell, assign or transfer this Loan Agreement or any portion thereof, including, without limitation, Borrower's right, title, interest, remedies, powers, and/or duties hereunder or thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition of this Loan Agreement or of any portion hereof or thereof, at any time or times after an Event of Default has occurred, including, without limitation, Lender's right, title, interest, remedies, powers, and/or duties hereunder or thereunder. Borrower hereby consents to Lender's participation of this Loan Agreement at any time prior to an Event of Default so long as Lender retains at least a 50% participating interest in this Loan Agreement. Borrower acknowledges and agrees that any and all such assignees or participants may be provided with information concerning Borrower, its operations, business and financial condition and this Loan Agreement which have been or would be provided to Lender.

         11.10 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         11.11 REMEDIES CUMULATIVE. All rights and remedies of Lender pursuant to this Loan Agreement, any other Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against Borrower as often as Lender deems advisable, until all of Borrower's Obligations are paid and performed in full.

         11.12 ENTIRE AGREEMENT. This Loan Agreement and the other Loan Documents executed prior or pursuant hereto constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof.

         11.13 APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS (OTHER THAN CHOICE OF LAW PROVISIONS), UNLESS OTHERWISE PROVIDED THEREIN.

         11.14 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN

ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS. BORROWER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

         11.15 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         11.16 NON-RECOURSE. Notwithstanding anything to the contrary contained herein, Lender agrees that no limited partner, agent, director, officer or employee of Borrower shall be personally liable to Lender for the payment of the Loan or performance of any of Borrower's Obligations or any other obligations hereunder, under the Note or under any of the other Loan Documents, or with respect to the Loan, and recourse hereunder, under the Note and under any other Loan Documents (including, without limitation, with respect to the representations and warranties contained herein or therein) shall be limited to the Collateral. It is understood that the preceding sentence shall not (i) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional misrepresentation, estop Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such malfeasance, or (ii) constitute a waiver, release or discharge of any of Borrower's Obligations, and the same shall continue until paid or discharged in full.

       [BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

         This Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

               PRIME GROUP VI, L.P., an Illinois limited partnership

               By: PGLP, Inc., an Illinois corporation, as managing general partner


                        By: ____________________________________________________

                        Name: __________________________________________________

                        Title: _________________________________________________


               LASALLE BANK NATIONAL ASSOCIATION , a
               national banking association


               By: ____________________________________________________

               Name: __________________________________________________

               Title: _________________________________________________

                                                                       EXHIBIT A



                                FORM OF GUARANTY

                                                                       EXHIBIT B



                                  FORM OF NOTE

                                                                       EXHIBIT C


                            FORM OF PLEDGE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1

         DEFINITIONS AND DETERMINATIONS..........................................................1
         1.1      Definitions....................................................................1
         1.2      Time Periods...................................................................6
         1.3      Accounting Terms...............................................................6
         1.4      References.....................................................................7
         1.5      Lender's Discretion............................................................7
         1.6      Borrower's Knowledge...........................................................7
         1.7      Market Price Adjustments.......................................................7

ARTICLE 2

         LOAN AND TERMS OF PAYMENT...............................................................7
         2.1      Revolving Loan.................................................................7
         2.1.1    Amount.........................................................................7
         2.1.2    Procedure for Borrowing........................................................7
         2.2      Disbursement of Loan on Closing Date...........................................8
         2.3      Interest.......................................................................8
         2.3.1    Interest Rate..................................................................8
         2.3.2    Interest Payments..............................................................8
         2.3.3    Interest Computation...........................................................8
         2.3.4    Maximum Interest...............................................................8
         2.4      Principal Payments; Maturity...................................................9
         2.5      Prepayment.....................................................................9
         2.5.1    Voluntary Prepayment...........................................................9
         2.5.2    Mandatory Prepayment...........................................................9
         2.6      LIBOR Option...................................................................9
         2.6.1    Option.........................................................................9
         2.6.2    Notice Procedure..............................................................10
         2.6.3    Notice Irrevocable............................................................10
         2.6.4    Failure to Provide Notice of Continuation.....................................10
         2.7      Interest Periods..............................................................10
         2.8      Special Provisions Governing LIBOR Loans......................................11
         2.8.1    Determination of Interest Rate................................................11
         2.8.2    Interest Rate Unascertainable, Inadequate or Unfair...........................11
         2.9      Illegality....................................................................11
         2.10     Compensation..................................................................12
         2.11     LIBOR Rate Taxes..............................................................12
         2.11.1   Additional Payments...........................................................12
         2.11.2   Indemnity.....................................................................12
         2.12     Default Rate..................................................................12
         2.13     Method of Payment; Good Funds.................................................13
         2.14     Deposit to Borrower's Account.................................................13

ARTICLE 3

         NOTE AND SECURITY......................................................................13
         3.1      Note..........................................................................13
         3.2      Security......................................................................13

ARTICLE 4

         CONDITIONS OF FUNDING..................................................................13
         4.1      Initial Advance...............................................................13
         4.2      All Revolver Advances.........................................................15
         4.2.1    Representations and Warranties................................................15
         4.2.2    Performance; No Default.......................................................15

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES.........................................................16
         5.1      Borrower......................................................................16
         5.2      Partners of Borrower..........................................................16
         5.3      Authority.....................................................................16
         5.4      Necessary Assets..............................................................16
         5.5      Binding Agreements............................................................16
         5.6      Borrower's Securities.........................................................16
         5.7      Title to Property; Liens......................................................16
         5.8      Financial Statements..........................................................17
         5.9      Litigation....................................................................17
         5.10     Conflicting Agreements........................................................17
         5.11     Compliance with Applicable Laws...............................................17
         5.12     Application of Certain Laws and Regulations...................................17
         5.12.1   Investment Company Act........................................................18
         5.12.2   Holding Company Act...........................................................18
         5.13     Margin Regulations............................................................18
         5.14     No Misrepresentation..........................................................18
         5.15     Registration Effective........................................................18

ARTICLE 6

         AFFIRMATIVE COVENANTS..................................................................18
         6.1      Legal Existence; Good Standing................................................18
         6.2      Inspection....................................................................19
         6.3      Financial Statements and Other Information of Borrower........................19
         6.3.1    Annual Statements.............................................................19
         6.3.2    Notice of Defaults; Loss......................................................19
         6.3.3    Notice of Suits, Adverse Events...............................................20
         6.3.4    Covenant Compliance Certificate; Borrowing Base Certificate...................20
         6.3.5    Other Information.............................................................20
         6.4      INTENTIONALLY OMITTED.........................................................20
         6.5      Reports to Governmental Bodies and Other Persons..............................20
         6.6      General Partner...............................................................21

         6.7      Financial Statements of Guarantor.............................................21
         6.8      Minimum Interest Coverage Ratio...............................................21

ARTICLE 7

         NEGATIVE COVENANTS.....................................................................21

ARTICLE 8

         DEFAULT AND REMEDIES...................................................................22
         8.1      Events of Default.............................................................22
         8.1.1    Default in Payment............................................................22
         8.1.2    Breach of Covenants and Certain Other Provisions..............................22
         8.1.3    Breach of Warranty............................................................22
         8.1.4    Acceleration of any Indebtedness..............................................22
         8.1.5    Bankruptcy....................................................................23
         8.1.6    Judgments.....................................................................23
         8.1.7    Non-Performance of Guaranty, Etc..............................................23
         8.1.8    Invalidity of Pledge Agreement, Etc...........................................24
         8.1.9    Amendment of PGRT Registration Statement or Prospectus........................24
         8.2      Acceleration of Borrower's Obligations........................................24
         8.3      Remedies on Default...........................................................24
         8.3.1    Enforcement of Security Interests.............................................25
         8.3.2    Other Remedies................................................................25
         8.4      Application of Funds..........................................................25
         8.4.1    Expenses......................................................................25
         8.4.2    Borrower's Obligations........................................................25
         8.4.3    Surplus.......................................................................25

ARTICLE 9

         CLOSING................................................................................25

ARTICLE 10

         EXPENSES AND INDEMNITY.................................................................25
         10.1     Closing Fee...................................................................25
         10.2     Attorney's Fees and Other Fees and Expenses...................................26
         10.2.1   Fees and Expenses for Preparation of Loan Documents...........................26
         10.2.2   Fees and Expenses in Enforcement of Rights or Defense of Loan Documents.......26
         10.3     Indemnity.....................................................................26
         10.3.1   Brokerage Fees................................................................26
         10.3.2   Operation of Collateral; Joint Venturers......................................26
         10.4     Extension Fee.................................................................26

ARTICLE 11

         MISCELLANEOUS..........................................................................27

         11.1     Notices.......................................................................27
         11.2     Survival of Loan Agreement....................................................28
         11.3     Further Assurance.............................................................28
         11.4     Taxes and Fees................................................................28
         11.5     Severability..................................................................28
         11.6     Waiver........................................................................28
         11.7     Modification of Loan Documents................................................28
         11.8     Captions......................................................................29
         11.9     Sale of Interest..............................................................29
         11.10    Successors and Assigns........................................................29
         11.11    Remedies Cumulative...........................................................29
         11.12    Entire Agreement..............................................................29
         11.13    APPLICABLE LAW................................................................29
         11.14    JURISDICTION AND VENUE........................................................29
         11.15    WAIVER OF RIGHT TO JURY TRIAL.................................................30

                                 LOAN AGREEMENT



                                     BETWEEN


                              PRIME GROUP VI, L.P.,
                         an Illinois limited partnership

                                       AND


                       LASALLE BANK NATIONAL ASSOCIATION,
                         a national banking association